                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form 8-K/A

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 1997
                                                ------------------

                       Premier Research Worldwide, Ltd.
-------------------------------------------------------------------------------
               (Exact name of registrant specified in Charter)

          Delaware                    0-29100                 22-3264604
-------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (IRS Employee
    of incorporation)               File Number)          Identification No.)

          124 South 15th Street
            Philadelphia, PA                              19102
-------------------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

    Registrant's telephone, including area code: (215) 972-0420

-------------------------------------------------------------------------------
        (Former name and former address, if changed since last report)

         The Registrant has previously filed a Report on Form 8-K, dated as of November 11, 1997, in connection with the Registrant's acquisition of all of the assets of DLB Systems, in Delaware corporation ("DLB"), and DLB's wholly-owned subsidiary, Recalmon, Inc., a Delaware corporation. This transaction also included the acquisition by the Registrant of certain assets owned by an affiliate of DLB, DLB Systems Limited, a corporation formed and existing under the laws of England. The Registrant is hereby amending the aforementioned report on Form 8-K to include the financial statements required by Item 7 of Form 8-K.



               Index to Financial Statements for DLB Systems, Inc.


Independent Auditors' Report -
        KPMG Peat Marwick LLP ............................................. F-2
Balance Sheets - December 31, 1995 and 1996
        and September 30, 1997 (unaudited)................................. F-3
Statements of Operations - For the five months ended December 31, 1995, twelve months ended December 31, 1996
        and nine months ended September 30, 1997 (unaudited)............... F-4
Statements of Stockholders' Deficit - December 31, 1995 and 1996
        and September 30, 1997 (unaudited) ................................ F-5
Statements of Cash Flows - For the five months ended December 31, 1995, tweleve months ended December 31, 1996
        and nine months ended September 30, 1997 (unaudited) .............. F-6
Notes to Financial Statements ............................................. F-7


             Index to Financial Statements for DLB Systems Limited


Directors Report ..........................................................F-18
Auditors' Report to the Members of DLB Systems Limited - Imray & Co........F-20
Accounting Policies........................................................F-22
Consolidatetd Profit and Loss Account - For the years ended
        March 31, 1996 and 1995 ...........................................F-25
Consolidated Balance Sheet - March 31, 1996 and 1995 ......................F-26
Company Balance Sheet - March 31, 1996 and 1995............................F-27
Notes to the Accounts .....................................................F-28

           Index to Unaudited Pro Forma Combined Financial Statements


Basis of Presentation .....................................................F-37
Unaudited Pro Forma Combined Balance Sheet - September 30, 1997............F-38
Unaudited Pro Forma Combined Statement of Operations
        for the nine months ended September 30, 1997.......................F-39
Unaudited Pro Forma Combined Statement of Operations
        for the year ended December 31, 1996...............................F-40
Notes to Unaudited Pro Forma Combined Financial Statements.................F-41

Exhibit 2.1 Asset Purchase Agreement among Premier Research Worldwide, Ltd., DLB Systems, Inc. and Recalmon, Inc., dated October 28, 1997. (This exhibit was filed as part of the original Form 8-K filing made by the Registrant on November 11, 1997 with respect to this transaction.)

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 12, 1998                        PREMIER RESEARCH WORLDWIDE, LTD.


                                        By:_________________________________
                                           Name: Fred M. Powell
                                           Title: Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
DLB Systems, Inc.:


We have audited the accompanying balance sheets of DLB Systems, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1996 and for the period from July 31, 1995 (date of incorporation) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DLB Systems, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from July 31, 1995 (date of incorporation) to December 31, 1995 in conformity with generally accepted accounting principles.


                                                         KPMG PEAT MARWICK LLP




March 21, 1997

                              DLB SYSTEMS, INC.

                                Balance Sheets



                                                                           December 31,                        September 30,
                                                                 ---------------------------------           ----------------
                               Assets                                1995                   1996                   1997
                                                                     ----                   ----                   ----
                                                                                                                (unaudited)
Current assets:
 Cash                                                           $    10,013            $    29,002              $   86,788
 Accounts receivable - trade, net of allowance for
  doubtful accounts of $46,800 and $265,281 and $86,000,
  respectively                                                    1,203,983              2,259,059                 856,751
 Receivables - related parties                                      342,835                340,627                      --
 Prepaid expenses and other current assets                           31,146                 45,631                  42,824
                                                                 ----------            -----------              ----------
     Total current assets                                         1,587,977              2,674,319                 986,363

Furniture, fixtures, equipment and leasehold
 improvements, net                                                  498,413                455,940                 353,590
Other assets                                                         72,922                 64,340                  71,687
                                                                 ----------            -----------              ----------
     Total assets                                               $ 2,159,312            $ 3,194,599             $ 1,411,640
                                                                 ==========            ===========              ==========


                    Liabilities and Stockholders' Deficit

Current liabilities:
 Notes payable to banks                                         $ 1,016,932            $ 2,318,667             $ 2,166,169
 Note payable to related parties                                     50,000              1,050,000               1,400,000
 Accounts payable                                                   400,898                824,773                 717,657
 Due to related parties                                              93,121                  --                         --
 Accrued expenses                                                   220,412                409,165                 406,801
 Deferred revenue                                                 1,864,363              2,445,450               1,689,338
 Accrued dividend on preferred stock                                  --                   250,000                 475,000
                                                                 ----------            -----------              ----------
     Total current liabilities                                    3,645,726              7,298,055               6,854,965
Long-term debt                                                      429,490                  --                         --
                                                                 ----------            -----------              ----------
     Total liabilities                                            4,075,216              7,298,055               6,854,965
                                                                 ----------            -----------              ----------
Stockholders' deficit:
 Series A redeemable cumulative preferred stock, $.01
  par value. Authorized 1,000,000 shares; issued and
  outstanding 621,999 in 1995 and 860,000 shares in
  1996 and 1997, liquidation value $2.89 per share                    6,220                  8,600                   8,600
 Series B redeemable cumulative preferred stock, $.01 par value.
 authorized 1,000,000 shares, issued and outstanding 210,000 in       --                     --
 1997, liquidation value $4.76 per share                                                                             2,100
 Common stock, $.01 par value. Authorized 1,000,000
   shares; issued and outstanding 200,000 shares                      2,000                  2,000                   2,000
 Paid-in capital                                                 (1,120,004)              (172,384)                600,516
 Accumulated deficit                                               (804,120)            (3,941,672)             (6,056,541)
                                                                 ----------            -----------              ----------
    Total stockholders' deficit                                  (1,915,904)            (4,103,456)             (5,443,325)
                                                                 ----------            -----------              ----------
    Total liabilities and stockholders' deficit                 $ 2,159,312            $ 3,194,599             $ 1,411,640
                                                                 ==========            ===========              ==========

See accompanying notes to financial statements.

                              DLB SYSTEMS, INC.

                           Statements of Operations


                                            Priod from
                                           July 31, 1995
                                             (Date of                 For the           For the Nine
                                         Incorporation) to           Year Ended         Months Ended
                                           December 31,              December 31,       September 30,
                                                1995                    1996                1997
                                                ----                    ----                ----
                                                                                          (unaudited)
Software license fees                       $  782,500              $ 2,880,983         $  1,870,720
Software maintenance and continuing
 support contracts                             925,457                2,611,237            2,049,923
Consulting/training services                   138,226                  839,482              498,267
                                             ---------              -----------            ---------
   Net revenue                               1,846,183                6,331,702            4,418,910

Cost of revenue                                492,565                2,409,583            1,166,585
                                             ---------              -----------            ---------
   Gross margin                              1,353,618                3,922,119            3,252,325
                                             ---------              -----------            ---------

Operating expenses:
 Selling and marketing                         224,286                  672,769            1,254,888
 Research and development                      912,998                1,281,388            2,061,035
 General and administrative                    959,799                4,910,911            1,458,986
                                             ---------              -----------            ---------
   Total operating expenses                  2,097,083                6,865,068            4,774,909
                                             ---------              -----------            ---------

   Operating loss                             (743,465)              (2,942,949)          (1,522,584)

Other expenses:
 Interest expense, net                          65,555                  182,853              251,658
 Loss (gain) on sale of assets                  (4,900)                  11,750
                                             ---------              -----------            ---------
   Total other expenses                         60,655                  194,603              251,658
                                             ---------              -----------            ---------
   Net loss                                 $ (804,120)             $(3,137,552)        $ (1,774,242)
                                             =========              ===========            =========


See accompanying notes to financial statements.

                              DLB SYSTEMS, INC.

                     Statements of Stockholders' Deficit


                                Series A redeemable   Series B redeemable                                                 Total
                                  preferred stock       preferred stock        Common stock                  Accumu-      stock-
                                -------------------   -------------------   ------------------    Paid-in     lated      holders'
                                Shares      Amount    Shares      Amount   Shares      Amount     capital    deficit     deficit
                                ------      ------    ------      ------   ------      ------     -------    -------     --------
Balance at beginning of period    --        $  --        --       $  --       --        $ --      $ --         $ --       $  --
 Net book value of assets
   contributed and
   liabilities assumed in
   exchange for issuance
   of shares to DLB Systems,
   Inc., a New Jersey
   Corporation (note 1)           --           --        --          --    200,000      2,000   (2,911,784)      --      (2,909,784)
 Issuance of shares to
   Safeguard Scientifics, Inc.  621,999       6,220      --          --       --          --     1,791,780       --       1,798,000
 Net loss                                                --          --                                       (804,120)    (804,120)
                                -------      ------   -------    -------   -------     ------   ----------  ----------   ----------
Balance, December 31, 1995      621,999       6,220      --          --    200,000      2,000   (1,120,004)   (804,120)  (1,915,904)
 Issuance of shares to
   Safeguard Scientifics, Inc.   28,001         280      --          --       --          --       199,720       --         200,000
 Preferred stock dividend                                --          --       --          --      (250,000)      --        (250,000)
 Conversion of debt to equity   210,000       2,100      --          --       --          --       997,900       --       1,000,000
 Net loss                                                --          --       --          --        --      (3,137,552)  (3,137,552)
                                -------      ------   -------    --------  -------     ------   ----------  ----------   ----------
Balance, December 31, 1996      860,000       8,600      --          --    200,000      2,000     (172,384) (3,941,672)  (4,103,456)
                                =======      ======   =======    ========  =======     ======   ==========  ==========   ==========

Issuance of Series B shares
  (unaudited)                     --           --      210,000   2,100        --          --       997,900       --       1,000,000
Preferred stock dividend
  (unaudited)                     --           --        --          --       --          --      (225,000)      --        (225,000)
Foregiveness of related party
  receivable (unaudited)          --           --        --          --       --          --      (340,627)      --        (340,627)
Net loss (unaudited)              --           --        --          --       --          --        --      (1,774,242)  (1,774,242)
                                -------      ------   -------    --------  -------     ------   ----------  ----------   ----------
Balance, September 30, 1997
   (unaudited)                  860,000      $8,600    210,000  $2,100     200,000     $2,000   $  600,516 $(6,056,541) $(5,443,325)
                                =======      ======   ========  ======     =======     ======   ==========  ==========   ==========

See accompanying notes to financial statements.

                              DLB SYSTEMS, INC.

                           Statements of Cash Flows


                                                                           Period from
                                                                          July 31, 1995
                                                                            (Date of                                 Nine months
                                                                        Incorporation) to           Years ended         ended
                                                                           December 31,             December 31,     September 30,
                                                                              1995                     1996              1997
                                                                              ----                     ----              ----
                                                                                                                      (unaudited)
Cash flows from operating activities:
  Net loss                                                                $  (804,120)              $(3,137,552)     $(1,774,242)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                            62,908                   199,334          177,210
      (Gain) loss on sale of furniture, fixtures, equipment
        and leasehold improvements                                             (4,900)                   11,750              --
      Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable - trade, net of
          allowance                                                          (337,805)               (1,055,076)       1,402,308
        (Increase) decrease in receivables - related parties                 (214,898)                    2,208              --
        (Increase) decrease in prepaid expenses and other
          current assets                                                      (12,786)                  (14,485)           2,807
        (Increase) decrease in other assets                                     3,075                     8,582           (7,347)
        Increase (decrease) in accounts payable                              (327,099)                  423,875         (107,116)
        Increase (decrease) in due to related parties                          93,121                   (93,121)             --
        Increase (decrease) in accrued expenses                              (141,707)                  188,753           (2,364)
        Increase (decrease) in deferred revenue                               220,906                   581,087         (756,112)
                                                                          -----------               -----------       -----------
          Net cash used in operating activities                            (1,463,305)               (2,884,645)      (1,064,856)
                                                                          -----------               -----------       -----------
Cash flows from investing activities:
  Purchases of fixed assets                                                   (66,348)                 (172,511)         (74,860)
  Proceeds from sales of assets                                                   --                      3,900              --
                                                                          -----------               -----------       -----------
          Net cash used in investing activities                               (66,348)                 (168,611)         (74,860)
                                                                          -----------               -----------       -----------
Cash flows from financing activities:
  Issuance of note payable for payment of services rendered                   100,000                       --               --
  Proceeds from financing arrangements                                        659,638                 3,051,037          350,000
  Payments of principal on financing arrangements                            (708,665)                 (178,792)        (152,498)
  Proceeds from issuance of common stock                                        2,000                       --               --
  Proceeds from issuance of Series A redeemable
    cumulative preferred stock                                              1,378,000                   200,000              --
  Proceeds from issuance of Series B redeemable cumulative
    preferred stock                                                               --                        --         1,000,000
                                                                          -----------               -----------       -----------
          Net cash provided by financing activities                         1,430,973                 3,072,245        1,197,502
                                                                          -----------               -----------       -----------
Net increase (decrease) in cash                                               (98,680)                   18,989           57,786
Cash at beginning of period                                                   108,693                    10,013           29,002
                                                                          -----------               -----------       -----------
Cash at end of period                                                    $     10,013               $    29,002      $    86,788
                                                                          ===========               ===========       ===========
Supplemental information:
  Cash paid for interest                                                 $     57,246               $   185,155      $   175,419
                                                                          ===========               ===========       ===========
Supplemental noncash financing activities:
  Conversion of notes payable into Series A redeemable
    preferred stock                                                      $    420,000               $ 1,000,000      $       --
  Accrual of preferred stock dividend                                             --                    250,000          340,627
  Forgiveness of related party receivable                                         --                        --           225,000
                                                                          ===========               ===========       ===========

                              DLB SYSTEMS, INC.

                        Notes to Financial Statements

                          December 31, 1996 and 1995



(1)  Summary of Significant Accounting Policies

          Organization and Operations

          DLB Systems, Inc. (DLB or the Company) was organized under the laws of the State of Delaware on July 31, 1995 to continue to conduct certain business operations formerly conducted by DLB Systems, Inc., a New Jersey Corporation (DLB-NJ). The principal activities of the Company are the development and licensing of computer software products and associated services to the pharmaceutical industry to assist with clinical research and development and regulatory compliance.

          DLB-NJ was founded in 1992 as a wholly-owned subsidiary of DLB Systems, Ltd. (DLB-Ltd.), a U.K.-based company. Both DLB-NJ AND DLB-Ltd. performed the same principal activities of the Company.

          On August 1, 1995, substantially all of the assets and liabilities of DLB-NJ were transferred to the Company under an asset purchase agreement between DLB, DLB-NJ and DLB-Ltd. (the Agreement). The assets and liabilities transferred to the Company had a negative net book value of $(2,911,784). The transfer has been accounted for at historical book values without any purchase accounting adjustments due to the common shareholders of DLB and DLB-NJ.

          As part of the Agreement, Safeguard Scientific, Inc. (Safeguard) committed to contribute a minimum of $1 million to the Company in exchange for Series A redeemable cumulative preferred stock
          (Series A Preferred Stock) and an additional $1 million in exchange for additional shares of Series A Preferred Stock as necessary over the first 12 months from the date of the Agreement. During 1996 and 1995, Safeguard was issued 28,001 and 621,999 shares, respectively, of Series A Preferred Stock and warrants for the purchase of common stock of the Company in exchange for $1,998,000 in capital contributions (see note 4). Proceeds from the issuance of stock were used to reduce the outstanding liabilities and to provide working capital for operations and general corporate purposes of the Company.

          DLB-NJ was issued 200,000 shares of common stock of the Company as part of the Agreement. Upon execution of the Agreement, two officers of DLB-NJ entered into employment agreements with the Company (see note 9). DLB-NJ and its parent, DLB-Ltd., are paid monthly support service fees, in accordance with the Agreement (see note 9), to cover their operating expenses as they provide customer support and marketing and selling support to the Company. As part of the Agreement, Peapack-Gladstone Bank (PG Bank) agreed to the Company's assumption of DLB-NJ's indebtedness to the Bank.

                                 DLB SYSTEMS

(1)  Summary of Significant Accounting Policies, cont.

          As part of this assumption of indebtedness, the Bank extended the due date on its term note assumed by DLB from DLB-NJ, from June 30, 1996 to March 31, 1998 (see note 2). The Company also assumed certain other liabilities and commitments of DLB-NJ.

          The Company has incurred loses of $3,941,672 since inception and has relied on Safeguard for financing, when necessary, to sustain its business and finance its research and development activities. Safeguard has committed to provided sufficient financing to the Company and/or implement appropriate strategies or take other measures to assure that the Company will continue as a going concern through 1997.

          The Company plans to achieve sustained profitability over time and may require additional financing until it has the ability to generate cash flows to further develop its software products and continue operating activities in future periods. There can be no assurance that the Company will achieve profitability or be able to generate cash flows to sustain future operations. Nor can there be any assurance that if the Company requires additional financing after 1997 that the Company would be able to obtain such additional financing on favorable terms, if at all.

          Revenue Recognition

          Revenue is derived primarily from one-time software license fees, software maintenance and support contracts and consulting/training services. DLB recognizes revenue from software license transactions as of the date of installation or upon customer acceptance, as appropriate. Revenue from software maintenance and continuing support contracts is recognized on a straight-line basis over the period in which the software maintenance and continuing support is provided. Revenue from consulting/training services is recognized when services are performed.

          Deferred revenues arise primarily from advance billing under licensing agreements and software maintenance and continuing support contracts.

          Furniture, Fixtures, Equipment and Leasehold Improvements

          Furniture, fixtures, equipment and leasehold improvements are stated at cost to the Company. The cost of repairs and maintenance is charged to operating expenses as incurred; significant renewals and leasehold improvements are capitalized.

          Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

                              DLB SYSTEMS, INC.

(1)  Summary of Significant Accounting Policies, cont.

          The useful lives, for purposes of computing depreciation and amortization, are as follows:


               Leasehold improvements                  2 years
               Computer hardware and software          3 years
               Equipment and furniture               3-5 years
                                                     =========


          Income Taxes

          The asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires recognition of deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using tax rates in effect for the year in which the differences are expected to reverse.

          Research and Development and Software Development Costs

          Research and development costs are charged to expense when incurred. Costs incurred in the research and development of new software products and enhancements to existing software products are also expensed as incurred until the technological feasibility of the product or enhancement has been established. After technological feasibility has been established and prior to product release, any additional development costs are capitalized in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed," and are included in the balance sheet. However, to date, software development costs on DLB products, after achieving technological feasibilty, have been immaterial.

                              DLB SYSTEMS, INC.

(1)  Summary of Significant Accounting Policies, cont.

          Stock-based Employee Compensation

          Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles
          Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of the grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of
          Financial Accounting Standards (SFAS No. 123) No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net earnings disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires DLB to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
          Of

          The Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have any impact on the Company's financial position, results of operations, or liquidity.

                              DLB SYSTEMS, INC.

(2)  Financing Arrangements

     The Company's outstanding financing arrangements as of December 31, 1995 and 1996 are as follows:

                                                          1995          1996
                                                          ----          ----
          Line of credit                              $ 826,342    $    877,379
          Term loan note payable to bank                561,639         441,288
          Note payable to bank                             -          1,000,000
          Notes payable to related parties              100,000       1,050,000
          Installment loan payable to bank                8,441           -
                                                      ---------    ------------
                    Total debt                        1,496,422       3,368,667
          Less current portion of notes payable to:
               Banks                                  1,016,932       2,318,667
               Related parties                           50,000       1,050,000
                                                      ---------    ------------
                    Net long-term debt                $ 429,490    $       -

                                                      =========    ============


               Line of credit

               At December 31, 1996, the Company's unused portion of its line of credit with Peapack-Gladstone Bank (PG Bank) is approximately $222,621. The line of credit in the aggregate amount of $1,100,000 is subject to renewal in May 1997. The Company was in default of its debt covenants at December 31, 1996, which were waived by PG Bank. This instrument (and the PG Bank term loan noted below) is secured by a lien on substantially all of the Company's assets. The line of credit is also secured by the assignment of life insurance policies of its two key employees of the Company. Interest is charged at 2.25% above PG Bank's prime rate, as defined (10.5% at December 31, 1996).

               Term loan note - payable to bank

               At December 31, 1996, the Company has a term loan with PG Bank with a maturity date of May 1, 1997. Interest is charged at 2.25% above PG Bank's prime rate, as defined (10.5% at December 31, 1996). As of December 31, 1996, there is no collateral held by the bank. Two key employees of the Company have guaranteed this note.

               Note payable to bank

               At December 31, 1996, the Company has a loan payable to another bank in the amount of $1,000,000, which is due October 5, 1997. Interest is charged at LIBOR plus 2%. As of December 31, 1996 there is no collateral held by the bank and Safeguard is the guarantor.

                              DLB SYSTEMS, INC.

(2)  Financing Arrangements, cont.

          Notes payable to related parties

          At December 31, 1996, the Company has a loan payable to Safeguard in the amount of $1,000,000, which is due July 25, 1997. Interest is charged at 9.25%. As of December 31, 1996 there is no collateral held by Safeguard and no guarantors.

          In addition, the Company has outstanding a note payable to a software development consulting company which performed research and development services for DLB in prior years. Under the terms of the note, final payment of $50,000 is due on September 30, 1997. Interest is charged at a rate of 7%. As of December 31, 1996 there is no collateral held by the software developer and no guarantors.

          Installment loan - payable to bank

          The installment loan outstanding at December 31, 1995, matured in April 1996 and was secured by certain office furniture and computer equipment of the Company. Interest was charged at 8%.

(3)  Furniture, Fixtures, Equipment and Leasehold Improvements, at Cost

     Furniture, fixtures, equipment and improvements at December 31, 1995 and 1996 consist of the following:

                                                           1995          1996
                                                           ----          ----
          Equipment and furniture                      $  229,483     $ 224,338
          Computer hardware and software                  322,176       473,524
          Leasehold improvements                           36,702        36,702
                                                       ----------     ---------
                                                          588,361       734,564
          Less accumulated depreciation and
               amortization                                89,948       278,624
                                                       ----------     ---------
                                                       $  498,413     $ 455,940
                                                       ==========     =========

(4)  Common Stock, Preferred Stock, Stock Options and Warrants

     Pursuant to the Agreement, the Company sold 621,999 shares of Series A Preferred Stock to Safeguard during the period August 1, 1995 to December 31, 1995 and 28,001 shares in 1996. In accordance with a Voting and Stock Restriction Agreement executed together with the Agreement, the Series A Preferred Stock is entitled to one vote per share; however, the aggregate number of votes Safeguard shall be entitled to exercise shall be reduced upon the exercise of certain common stock warrants.

                              DLB SYSTEMS, INC.

(4)  Common Stock, Preferred Stock, Stock Options and Warrants, cont.

     Also in 1996, the Company's Board of Directors approved the conversion of $1,000,000 of then outstanding term notes owed to Safeguard into 210,000 shares of Series A Preferred Stock.

     For each share of Series A Preferred Stock issued, a warrant for the purchase of a share of common stock was issued in accordance with the Agreement. The Voting and Stock Restriction Agreement also addresses the preferred shareholders' rights regarding dispositions of their stock.

     The Series A Preferred Stock has a par value of $.01 per share and accrues cumulative dividends at an annual rate of 10% of the original issue price per share and is redeemable at the option of the Company any time on or after January 1, 1997, and at the option of the holders of a majority of the outstanding shares of Series A Preferred Stock, commencing at any time on or after December 31, 2000 at the original issue price per share plus all accrued and unpaid dividends thereon. In 1996, $250,000 of dividends have been accrued for the aforementioned preferred stock. Safeguard waived the Company's obligation to pay dividends of approximately $58,000 for the period August 1, 1995 through December 31, 1995 and, as a result, the Company has properly not accrued for dividends payable as of December 31, 1995.

     Pursuant to an incentive stock option purchase plan (the Plan) established in September 1995 as part of the Agreement, certain key employees have been granted options to purchase up to 200,000 shares of the Company's common stock at exercise prices equal to or greater than the estimated fair value of the Company's common stock; as determined by the Board of Directors at the date of grant. Generally such options vest over a five-year period, with the exception of 17,000 options which vested immediately when they were granted to an employee of DLB-Ltd. All options expire either on the close of business on September 24, 2005 or upon termination, subject to the terms of the Plan.

     Activity in the Plan is as follows:

                                                             Number
                                                            of shares
                                                            ---------
                    Granted in 1995 ($3.00 per share)        136,000
                                                            ---------
               Balance, December 31, 1995                    136,000

                    Granted ($3.00-$4.75 per share)           71,000
                    Forfeited ($3.00 per share)              (26,000)
                                                            ---------
               Balance, December 31, 1996                    181,000

                                                            =========
               Excercisable at December 31, 1996              40,800

                                                            =========

                              DLB SYSTEMS, INC.

(4) Common Stock, Preferred Stock, Stock Options and Warrants, cont.

At December 31, 1996, there were 19,000 additional shares available for grant under the Plan. The per share weighted-average fair value of stock options granted during 1996 and 1995 was determined to be zero on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: 1996 - expected dividend yield 0%, risk-free interest rate of 6.5%, volatility of 0.0% and an expected life of 7.23 years; 1995 - expected dividend yield 0%, risk-free interest rate of 6.5%, volatility of 0.0% and an expected life of 7.5 years.

The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its options in the financial statements. Had the Company recorded compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the effect on the Company's net loss would have been immaterial.

At December 31, 1996, the number of options exercisable was 40,800, the weighted-average exercise price of those options was $3.00, and the weighted-average remaining contractual life of outstanding options was 9.81 years.

Subject to the Agreement, Safeguard was issued warrants to purchase 650,000 shares of common stock for $.1667 per share. If Safeguard exercises all of the warrants, based on the Company's capital structure as of December 31, 1996, it would own 65% of the Company. The Agreement also addresses certain limited rights of the holders of warrants and the warrant stock to include the warrant stock in a registration statement of the Company. The warrants expire on August 1, 2002, and are exercisable immediately. The purchase price of the stock may be paid at the warrantholder's option through the application of indebtedness of the Company to the warrantholder on a dollar-for-dollar basis. None of the warrants have been exercised as of December 31, 1996.

(5) Lease Commitments

At December 31, 1996, the Company is obligated under operating leases which expire through 1998 for office space and equipment. The aggregate minimum rental commitments under noncancellable operating leases are as follows:

         1997                           $110,080
         1998                              7,220
                                        --------
            Total minimum lease
              payments                  $117,300
                                        ========

Rental expense for operating leases during 1996 and during the period July 31, 1995 to December 31, 1995 amounted to $218,361 and $53,800, respectively.

                              DLB SYSTEMS, INC.

(6) Income Taxes

Differences between pre-tax book losses and taxable losses are generated mainly from certain nondeductible permanent differences and temporary differences such as accelerated methods of calculating tax depreciation.

Deferred tax assets and liabilities at December 31, 1995 and 1996 are comprised of the following:

                                               1995              1996
                                             ---------         --------

Deferred tax assets:
  Loss carryforwards                       $ 1,093,232      $ 2,266,127
  Research and experimentation credits          54,147           54,147
  Allowance accruals                            18,692          105,953
                                           -----------      -----------
      Gross deferred tax assets              1,166,071        2,426,227

Deferred tax asset valuation allowance      (1,158,393)      (2,408,298)
                                           -----------      -----------
                                                 7,678           17,929

Deferred tax liabilities:
  Property and equipment                        (7,678)         (17,929)
                                           -----------      -----------
      Gross deferred tax liabilities            (7,678)         (17,929)
                                           -----------      -----------
      Net deferred tax assets (liability)  $     -          $     -
                                           ===========      ===========

The net changes in the total valuation allowance for the year ended December 31, 1996 and period from incorporation to December 31, 1995 were increases of $1,249,905 and $1,158,393, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable losses and projections for future tax losses over the periods which the deferred tax assets are deductible, management believes it is not more likely than not the Company will realize the benefits of these deductible differences. Accordingly, a valuation allowance at December 31, 1996 and 1995 has been established for the full amount of the net deferred assets.

                              DLB SYSTEMS, INC.

(6) Income Taxes, cont.

At December 31, 1996, the Company had net Federal and state net operating losses available for carryforward of approximately $6,007,000 and $3,765,000, respectively expiring through the years 2011 and 2003, respectively. If certain substantial changes in the Company's ownership should occur, there could be an annual limitation on the amount of the Federal net operating loss carryforwards which could be utilized annually.

(7) Concentration of Credit Risk

During 1996 and for the period from July 31, 1995 to December 31, 1995, three customers and one customer, respectively, accounted for 41% and 26%, respectively, of net revenue. Accounts receivable from such customers were approximately $826,000 and $305,000 at December 31, 1996 and 1995, respectively. Substantially all sales are made to customers who are in the pharmaceutical industry. The Company performs periodic credit evaluations of its customers' financial condition and frequently does not require collateral. The Company does not believe that this concentration of sales and credit risk represents a material risk of loss with respect to its financial position as of Decmeber 31, 1996.

(8) Related-party Transactions

For the period from July 31, 1995 to December 31, 1995, DLB utilized the services of a software development consulting company (the consultant) that was affiliated with both an executive officer of DLB and Safeguard. During 1996, the aforementioned executive officer was no longer affiliated with the consultant. DLB incurred approximately $1,303,000 and $485,000 in research and development expenditures for services provided by the consultant. As of December 31, 1996 and 1995, due to related parties includes none and $43,900, respectively, of consulting fees due to the consultant and none and $28,000, respectively, of consulting fees due to an executive officer of DLB and $18,961 and $11,990, respectively, to DLB-NJ. DLB also maintains a note payable to the consultant as of December 31, 1996 and 1995 (see note 2).

DLB had the following accounts receivable from related parties:

                                                1995           1996
                                              --------       --------

Receivable from DLB-Ltd.                      $244,167       $244,167
Loans receivable from employees                 98,668         96,460
                                              --------       --------
   Receivables - other                        $342,835       $340,627
                                              ========       ========

                              DLB SYSTEMS, INC.

(8) Related-party Transactions, cont.

DLB and DLB-NJ entered into a consulting agreement which in effect provides for the payment of support service fees to DLB-NJ. These fees cover the consultuing and related costs of specified employees of DLB-NJ including the two directors identified in the employment agreements entered into with DLB (see note 9). The consulting agreement will continue until terminated by DLB. During 1996 and for the period July 31, 1995 to December 31, 1995, DLB paid $1,302,684 and $480,000, respectively and $561,722 and $190,886, respectively in support service fees to DLB-Ltd. and DLB-NJ, respectively.

Upon execution of the Agreement, DLB and Safeguard entered into an Administrative Services Agreement whereby Safeguard will provide the Company with certain administrative support services, as defined in the Administrative Services Agreement, for which Safeguard shall be paid an annual fee equal to 1/2% of the Company's gross revenues each year. The Administrative Services Agreement was effective through April 1, 1996 and shall automatically continue on an annual basis, subject to termination on the final day of any succeeding calendar year by delivery of 90 days' notice by either party prior to the termination date. As of December 31, 1996 and 1995, DLB owed $44,436 and $9,231 to Safeguard in accordance with the Administrative Services Agreement for 1996 and for the period July 31, 1995 through December 31, 1995, respectively.

(9) Employment Agreements

In August 1995, DLB entered into two-year employment agreements with two employees of DLB-NJ. These agreements include nondisclosure and noncompetiton clauses and are subject to renewal for consecutive one-year periods.

(10) Retirement Savings Plan

The Company maintains a 401(k) retirement savings plan (the 401(k) Plan). The Company administers the 401(k) Plan at its own expense and provides no match to employee contributions.

DLB SYSTEMS LIMITED

DIRECTORS REPORT

The directors present their report and the accounts for the year ended 31 March 1996.

PRINCIPAL ACTIVITIES

The principal activities of the group are the supply of computer software products and associated services to the healthcare industry, to assist with clinical research and development and regulatory compliance.

DIRECTORS

The directors who held office during the year were as follows;

S.T. Jolley         (Chairman)
J. Jolley
P.N. Greenwood

P.N. Greenwood resigned 31 July 1997.


DIRECTORS' INTERESTS

The directors who held office at 31 March 1996 had the following interests in the shares of the company:

                                             Ordinary Shares of 5p
                                             ---------------------

                                              1996         1995
                                              ----         ----

             S.T. Jolley                       997          997
             J. Jolley                         117          117

In addition, S.T. Jolley and J. Jolley have an interest in a discretionary settlement, the Trustees of which held 1,000 Ordinary Shares of 5p each in the company at 31 March 1996 and 1995.

DLB SYSTEMS LIMITED

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company as at the end of the financial year and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     -    make judgements and estimates that are reasonable and prudent;

     - prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities

AUDITORS

A resolution to propose the reappointment of Imray & Co. as auditors to the company will be put to the annual general meeting.

This report has been prepared taking advantage of the exemptions conferred by
Part II of Schedule 8 of the Companies Act 1985, on the grounds that in the opinion of the directors the company and group is entitled to these exemptions as a small company and group.




BY ORDER OF THE BOARD



S.T. JOLLEY
Secretary
January 9, 1998

AUDITORS' REPORT TO THE MEMBERS OF DLB SYSTEMS LIMITED

We have audited the accounts on pages 6 to 20 which have been prepared under the historical cost convention and the accounting policies set out on pages 6 to 8.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described an page 3 the company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, an those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

FUNDAMENTAL UNCERTAINTY

In forming our opinion we have considered the adequacy of the disclosures in the accounts concerning the contention by the Inland Revenue that there has been a transfer of goodwill by the company to its subsidiary. The investigation has not been completed and the eventual settlement may result in an additional corporation tax charge. Details of this fundamental uncertainty are given in Note 5 of the accounts. Our opinion is not qualified in this respect.

GOING CONCERN

The accounts have been prepared on a going concern basis, the validity of which depends upon the financial support of Premier Research Worldwide Limited and the ability of the directors to obtain any necessary finance to support the group as explained on page 7 and in Note 18. The accounts do not include any adjustments that would result from the absence of the required level of support. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION: DISCLAIMER ON VIEW GIVEN BY ACCOUNTS

Because of the possible effect of the limitation in evidence available to us, we are unable to form an opinion as to whether the accounts give a true and fair view of the state of affairs of the company and the group as at 31 March 1996 or of the profit of the group for the year then ended. In all other respects, in our opinion the accounts have been properly prepared in accordance with the Companies Act 1985 as applicable to small companies.

In respect alone of the limitation on our work relating to the going concern basis we have not obtained all the information and explanations that we considered necessary for the purpose of our audit.








IMRAY & CO.

Chartered Accountants and
Registered Auditor

Cambridge

January 9, 1998

DLB SYSTEMS LIMITED

ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accounts have been prepared on the historical cost basis of accounting and in accordance with applicable accounting standards. The company has taken advantage of the exemption in Financial Reporting Standard No. 1 from producing a cash flow statement on the grounds that it is a small company.

Whilst, as referred to above, the accounts have been prepared in accordance with applicable Accounting Standards in the United Kingdom, the figures and amounts shown in the accounts and notes would be compatible with United States Generally Accepted Accounting Principles if the accounts had been prepared on that basis. However, if the accounts had been prepared under United States Generally Accepted Accounting Principles the presentation and extent of information and disclosures shown in the accounts and notes would not be in the format and style used.

BASIS OF PREPARATION OF THE ACCOUNTS

As explained in Note 15, on 31 October 1997 Premier Research Worldwide Limited ("Premier") assumed certain assets and liabilities of the company and its subsidiary existing at that date.

The accounts have been prepared on the going concern basis which assumes that the group will continue in operational existence for the foreseeable future.

The validity of this assumption depends on both the support of Premier in its assumption of the company's liabilities, as referred in the Agreement with Premier, and the ability of the directors to obtain sufficient finance to meet any liabilities that might occur and which will not be met by Premier.


BASIS OF CONSOLIDATION

The group's accounts consolidate the accounts of the company and its subsidiary up to 31 March 1996.

No profit and loss account is presented for DLB Systems Limited, the parent company, as permitted by section 230 of the Companies Act 1985.


TURNOVER

Turnover represents the value of goods and services supplied by the group, excluding value added tax.

DLB SYSTEMS LIMITED

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at cost to the group, less accumulated depreciation.

Depreciation is provided at the following annual rates on a straight line basis in order to write off each asset over its estimated useful life:

Motor vehicles                   20%
Office equipment                 14% to 20%
Computer equipment               33 1/3%

Leasehold improvements are depreciated over the shorter of the estimated useful life or the term of the lease.

RESEARCH AND DEVELOPMENT

Expenditure on research and development is written off to the profit and loss account in the period in which it is incurred.

FOREIGN CURRENCIES

Assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Exchange differences arising in the ordinary course of business are taken to the profit and loss account. The accounts of the overseas subsidiary are translated at the rate of exchange ruling at the balance sheet date.

DEFERRED INCOME

Income arising from maintenance contracts is credited to the profit and loss account evenly over the term of the contract.

DEFERRED TAXATION

The group provides for deferred taxation at current and future known rates of tax on timing differences, except where it can be demonstrated with reasonable certainty that no corporation tax liability will arise in the foreseeable future.

DLB SYSTEMS LIMITED

FINANCE LEASES AND HIRE PURCHASE AGREEMENTS

Assets held under finance leases and hire purchase agreements that give rights approximating to ownership are treated as if they had been purchased and an amount equivalent to their cost is included in tangible fixed assets.

Depreciation is provided in accordance with the accounting policy for tangible fixed assets.

Finance lease and hire purchase payments are treated as consisting of capital and finance charge elements and the finance charge is charged to the profit and loss account.

All other leases are operating leases and the annual rentals are charged to the profit and loss account.

DLB SYSTEMS LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 MARCH 1996


                                              Note              1996                   1995
                                              ----              ----                   ----
                                                                 L                      L

TURNOVER
                                                              1,403,700              3,248,564

Net operating expenses                         2             (2,367,912)            (5,038,546)
                                                              ---------            -----------
OPERATING LOSS                                                 (964,212)            (1,789,982)

Exceptional credit                             3              1,829,135                    -
                                                              ---------            -----------
                                                                864,923             (1,789,982)

Interest payable                                                (59,903)               (75,899)
                                                              ---------            -----------
PROFIT (LOSS) ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                 805,020             (1,865,881)

Taxation credit                                5                  4,740                146,566
                                                              ---------            -----------

RETAINED PROFIT (LOSS) FOR THE YEAR           12              L 809,760            L(1,719,315)
                                                              =========            ===========





In 1996 and 1995 the company had no recognized gains and losses other than the profit (1995: loss) for the year.

During 1996 the company's operations are being discontinued.

DLB SYSTEMS LIMITED

CONSOLIDATED BALANCE SHEET AT 31 MARCH 1996

                                              Note              1996            1995
                                              ----              ----            ----
                                                                 L              L

FIXED ASSETS

Tangible fixed assets                           6            45,687          429,240
Investments                                     7                 -                -
                                                           --------       ----------
                                                             45,687          429,240

CURRENT ASSETS

Debtors                                         8            41,266        1,609,612
Cash at bank                                                 12,156           18,228
                                                           --------       ----------
                                                             53,422        1,627,840

CURRENT LIABILITIES

CREDITORS: Amounts falling due
           within one year                      9          (295,863)      (3,019,811)
                                                           --------       ----------

NET CURRENT LIABILITIES                                    (242,441)      (1,391,971)
                                                           --------       ----------

TOTAL ASSETS LESS CURRENT LIABILITIES                      (196,754)        (962,731)

CREDITORS: Amounts falling due after
           more than one year                   9                 -           43,783
                                                           --------       ----------
NET LIABILITIES                                            (982,508)     L(1,006,514)
                                                           ========       ==========
CAPITAL AND RESERVES

Called-up share capital                         11              153             153
Share premium account                           12          237,077         237,077
Profit and loss account                         12         (433,984)     (1,243,744)
                                                           --------       ----------
SHAREHOLDERS FUNDS - equity interests           12        L(196,754)    L(1,006,514)
                                                           ========       ==========



In preparing these accounts the directors have taken advantage of the exemptions applicable to small companies and groups conferred by Section A of
Part 1 of Schedule 8 to the Companies Act 1985 and have done so on the basis that, in their opinion, the company satisfies the criteria for exemption as a small company and group.

The accounts on pages 6 to 20 were approved by the Board of Directors on January 9, 1998 and were signed on its behalf by:



                     S.T. JOLLEY      )
                                      )       Director
                     J. JOLLEY        )

DLB SYSTEMS LIMITED
COMPANY BALANCE SHEET AT 31 MARCH 1996

                                              Note              1996            1995
                                              ----              ----            ----
                                                                 L              L

FIXED ASSETS

Tangible fixed assets                            6            45,687          38,217
Investment                                       7                 -         472,229
                                                            --------        --------
                                                              45,687         510,446
                                                            --------        --------

CURRENT ASSETS

Debtors                                          8            41,266          56,250
Cash at bank                                                     315             673
                                                            --------        --------
                                                              41,581          56,923
                                                            --------        --------

CURRENT LIABILITIES

CREDITORS: Amounts falling due
           within one year                       9        (1,069,574)       (734,536)
                                                            --------        --------

NET CURRENT LIABILITIES                                   (1,027,995)       (677,613)
                                                            --------        --------

TOTAL ASSETS LESS CURRENT LIABILITIES                       (982,308)       (167,167)

CREDITORS: Amounts falling due after
           more one year                         9                 -           5,695
                                                            --------        --------

NET LIABILITIES                                  9         L(982,308)      L(172,862)
                                                            ========        ========

CAPITAL AND RESERVES

Called-up share capital                         11               153             153
Share premium account                           12           237,077         237,077
Profit and loss account                         12        (1,219,538)       (410,092)
                                                            --------        --------
                                                          L (982,308)      L(172,862)
                                                            ========        ========


In preparing these accounts the directors have taken advantage of the exemptions applicable to small companies conferred by Section A of Part 1 of
Schedule 8 to the Companies Act 1985 and have done so on the basis that, in their opinion, the company satisfies the criteria for exemption as a small company.

The accounts on pages 6 to 20 were approved by the Board of Directors on January 9, 1998 and were signed on its behalf by:

                     S.T. JOLLEY      )
                                      )       Director
                     J. JOLLEY        )

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996

1.   LOSS FOR THE FINANCIAL YEAR

     The loss for the financial year dealt with in the accounts of the holding company is L644,668 (1995 loss: L584,974).

2.   NET OPERATING EXPENSES

                                                    1996            1995
                                                    ----            ----

                                                     L               L

Depreciation                                      84,135          195,858
Loss (profit) on disposals of
  fixed assets                                    18,114             (128)
Operating lease-rentals:
   -  equipment                                   52,260           60,194
   -  buildings                                  131,949          231,272
Other operating charges                        2,076,454        4,539,350
Auditors' remuneration                             5,000           12,000
                                               ---------        ---------
                                              L2,367,912       L5,038,546
                                               =========        =========

     Depreciation includes L11,950 (1995: L16,124) in respect of assets held under finance leases and hire purchase agreements.



3.   EXCEPTIONAL CREDIT

     On 1 August 1995, substantially all of the trade, assets and liabilities of the company's wholly owned subsidiary DLB Systems, Inc (incorporated in New Jersey, USA), ("DLB New Jersey") were sold at book value without any purchase consideration, to a new company, DLB Systems, Inc (incorporated in Delaware, USA) ("DLB Delaware"), in exchange for a 24% stake in DLB Delaware being transferred to DLB New Jersey. The remainder of DLB Delaware is owned by Safeguard Scientific, Inc (Safeguard). Subsequent to the sale, up to 31 October 1997, Safeguard have provided financial support to the company and its subsidiary and, in return, the company and its subsidiary have provided technical support and other services for Safeguard.

     As a result of there being an excess of liabilities over assets sold to DLB Delaware, without any purchase consideration, the net credit arising from this transaction is L1,829,135.

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996 (Continued)


4.   DIRECTORS


                                                    1996           1995
                                                    ----           ----

      Directors' remuneration:


      Emoluments (including pension
      contributions)                              L263,998       L371,035
                                                  ========       ========


5.   TAXATION


                                                    1996           1995
                                                    ----           ----
                                                      L              L

     UK corporation tax based on profits
     for the year at 25%:

     Current                                            -              -

     Overseas taxation:
     Current credit                                  4,740        146,566
                                                  --------       --------
                                                    L4,740       L146,566
                                                  ========       ========

     It is contended by the Inland Revenue that there has been a transfer of goodwill by the company to its subsidiary during 1993. No amounts have been provided for corporation tax that might become payable in respect of such a transfer on the grounds that the amount of such gain, if any, is uncertain. It is expected that trading tax losses incurred in the years from 31 March 1995-1996, will, if agreed by the Inland Revenue, be carried back to set against any gain.

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996 (Continued)


6.   TANGIBLE FIXED ASSETS

     Group:

                        Leasehold      Motor      Office     Computer
                      improvements    vehicles   equipment   equipment   Total
                      ------------    --------   ---------   ---------   -----
                           L             L           L           L         L

COST
At 1 April 1995         47,964         47,883     236,257     604,385   936,489
Additions                    -              -           -      44,195    44,195
Disposals              (47,964)       (47,883)   (204,237)   (420,420) (720,504)
                        ------         ------     -------     -------   -------
At 31 March 1996             -              -      32,020     228,160   260,180
                        ------         ------     -------     -------   -------
DEPRECIATION
At 1 April 1995         19,134         26,335      81,878     379,902   507,249
Charged                  3,155          3,150      14,017      63,813    84,135
Released on sale       (22,289)       (29,485)    (68,121)   (256,996) (376,891)
                        ------         ------     -------     -------   -------
At 31 March 1996             -              -      27,774     186,719   214,493
                        ------         ------     -------     -------   -------
NET BOOK VALUE
At 31 March 1996       L     -         L    -    L  4,246    L 41,441  L 45,687
                        ======         ======     =======     =======   =======

At 31 March 1995       L28,830        L21,548    L154,379    L224,483  L429,240
                        ======         ======     =======     =======   =======

At 31 March 1996 the net book value of tangible fixed assets held under finance leases and hire purchase agreements was L5,695 (1995: L43,010).

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996 (Continued)


6.    TANGIBLE FIXED ASSETS (Continued)

      Company:

                                            Office        Computer
                                           equipment      equipment      Total
                                           ---------      ---------      -----
                                              L               L            L

      COST
      At 1 April 1995                       32,020         195,997      228,017
      Additions                                 --          32,163       32,163
                                            ------         -------      -------
      At 31 March 1996                      32,020         228,160      260,180
                                            ------         -------      -------
      DEPRECIATION
      At 1 April 1995                       25,236         164,564      189,800
      Charged                                2,538          22,155       24,693
                                            ------         -------      -------
      At 31 March 1996                      27,774         186,719      214,493
                                            ------         -------      -------
      NET BOOK VALUE
      At 31 March 1996                     L 4,246        L 41,441     L 45,687
                                           =======        ========     ========
      At 31 March 1995                     L 6,784        L 31,433     L 38,217
                                           =======        ========     ========

     At 31 March 1996 the net book value of tangible fixed assets held under finance leases and hire purchase agreements was L5,695 (1995: L11,390)




7.    FIXED ASSET INVESTMENTS

      Group:

      Investment in associated company:

                                                         1996         1995
                                                         ----         ----
      The investment represents 200,000
      common stock of shares of $0.01 per
      value of DLB Systems, Inc. (incorporated
      in Delaware, USA).  This holding
      represents 24% of all shares issued by
      DLB Delaware.  As set out in Note 3 the
      shares were acquired during the year for
      no purchase consideration.                         L-           L-

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996 (Continued)


7.    FIXED ASSET INVESTMENTS (Continued)

      Company:

                                                1996           1995
                                                ----           ----
                                                  L             L

      Investment in subsidiary                472,229        472,229
      Less: Amounts written off              (472,229)            -
                                              -------        -------
                                            L       -       L472,229
                                              =======        =======

     The investment in the company's subsidiary, DLB Systems, Inc. is shown at cost and represents 100% of the Common Stock issued of 100 shares of no par value. DLB Systems, Inc. was incorporated in New Jersey, USA and supplies computer software and associated services to the pharmaceutical industry.

     Following the sale of the trade, assets and liabilities of DLB Systems, Inc. (Note 3) the cost has been written off.


8.   DEBTORS


                                          Group                     Company
                                          -----                     -------
                                     1996        1995           1996       1995
                                     ----        ----           ----       ----
                                      L           L              L           L

     Amounts falling due within
     one year:

     Trade debtors                      -      1,419,604            -         -
     Other debtors                 20,977         86,165       20,977    17,230
     Prepayments and accrued
     income                        20,289        103,843       20,289    39,020
                                   ------      ---------       ------    ------
                                  L41,266     L1,609,612      L41,266   L56,250
                                   ======      =========       ======    ======

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996 (Continued)


9.   CREDITORS


                                          Group                     Company
                                          -----                     -------
                                     1996        1995           1996       1995
                                     ----        ----           ----       ----
                                      L           L              L           L

     Amounts falling due
     within one year:

     Bank loans and overdraft
     (secured)                      2,845      1,110,970        2,845    108,210
     Other loans                        -        107,448            -         -
     Finance leases and hire
     purchase                       4,414         18,732        4,414      5,695
     Trade creditors              221,816        422,370      212,662     85,275
     Corporation tax                    -          9,960            -      9,960
     Other taxation and social
     security payable              12,439          7,550        4,551      7,550
     Accruals and deferred
     income                        54,349      1,342,781       44,481     25,000
     Amount owed to
     subsidiary company                -              -       800,621    492,846
                                  -------      ---------      -------    -------
                                 L295,863     L3,019,811   L1,069,574   L734,536
                                  =======      =========      =======    =======


                                      L           L              L           L





     Amounts falling due after
     more than one year:
     Bank loans (secured)              -          17,668           -           -
     Finance leases and hire
     purchase agreements               -          26,115           -       5,695
                                  -------      ---------      -------    -------
                                      L-         L43,783          L-      L5,695
                                  =======      =========      =======    =======

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996 (Continued)




10.  FINANCE LEASE

Finance lease commitments are repayable as follows:


                                          Group                   Company
                                          -----                   -------
                                     1996        1995         1996       1995
                                     ----        ----         ----       ----
                                      L           L            L           L

     Payable within one year         5,149      23,522        5,149      6,637
     Payable between two and
     five years                          -      29,462            -      6,637
                                     -----      ------        -----     -----
                                     5,149      52,984        5,149     13,274
     Less future finance charges      (735)     (8,137)        (735)    (1,184)
                                     -----      ------        -----     -----
                                    L4,414     L44,847       L4,414    L11,390
                                     =====      ======        =====     ======




11.  CALLED-UP SHARE CAPITAL

     Company:




                                                1996           1995
                                                ----           ----
     Authorized:
     200,000 Ordinary Shares of 5p each       L10,000        L10,000
                                               ======         ======

     Allotted, called-up and fully paid:
     3,066 Ordinary Shares of 5p each         L   153        L   153
                                               ======         ======

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996 (Continued)



12.  STATEMENT OF MOVEMENT IN RESERVES AND RECONCILIATION OF
     MOVEMENTS IN SHAREHOLDERS' FUNDS



                                                                      Total
                                                                  shareholders'
                                        Share                         funds
                            Share      premium     Profit and     reconciliation
                           capital     account    loss account    of movements
                           -------     -------    ------------    --------------
                              L           L            L                 L
     Group:

     At 1 April 1995         153       237,077    (1,243,744)       (1,006,514)
     Profit for the year       -             -       809,760           974,538
                          ------      --------    ----------         ---------
     At 31 March 1996       L153      L237,077    L (433,984)        L (31,976)
                          ======      ========    ==========         =========
     Company:

     At 1 April 1995         153       237,077      (410,092)         (172,862)
     Loss for the year         -             -      (809,446)         (644,668)
                          ------      --------    ----------         ---------
     At 31 March 1996       L153      L237,077   L(1,219,538)        L(817,530)
                          ======      ========    ==========         =========

13.  OPERATING LEASES

     Payments to which the group and the company are committed to in the following year under operating leases are as follows:

     Group:


                                      1996                        1995
                                      ----                        ----
                                           Land &                        Land &
                             Equipment   buildings        Equipment    buildings
                             ---------   ---------        ---------    ---------
                                 L           L               L             L

     Expiring:

     Within one year           6,636       9,500               -              -
     Between two and
     five years               20,895           -          17,267        196,558
                             -------      ------         -------       --------
                             L27,531      L9,500         L17,267       L196,558
                             =======     =======         =======       ========

DLB SYSTEMS LIMITED

NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 MARCH 1996 (Continued)


13.  OPERATING LEASES
                                      1996                        1995
                                      ----                        ----
                                           Land &                        Land &
                             Equipment   buildings        Equipment    buildings
                             ---------   ---------        ---------    ---------
                                 L           L               L             L

     Expiring:

     Within one year           6,636       9,500               -              -
     Between two and
     five years               20,895           -           7,867         57,000
                              ------       -----          ------        -------
                             L27,531      L9,500          L7,867        $57,000




14.  RELATED PARTIES

     Support service provided by DLB Systems, Inc (Incorporated in Delaware,
     USA) to both the company and its subsidiary amounted to, in total for the year to 31 March 1996, L737,396.



15.  POST BALANCE SHEET EVENTS

     As a result of an Agreement dated 28 October 1997 substantially all of the trade, assets and liabilities of DLB Delaware (See Note 3) were acquired by Premier Research Worldwide Limited (Premier), effectively at 31 October 1997. Additionally, under this Agreement, Premier acquired various assets of DLB Systems Limited situated at its premises in Cambridge, UK, and certain trade payables as defined in the Agreement.

     At this date the company and its subsidiary ceased to trade. The directors do not expect, as a result of this Agreement, to receive any proceeds for its investment in DLB Delaware.

              PREMIER RESEARCH WORLDWIDE, LTD. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                            BASIS OF PRESENTATION


The accompanying unaudited pro forma combined financial statements give effect to the acquisition by Premier Research Worldwide, Ltd. and subsidiaries ("Premier" or "the Company") of certain net assets of DLB Systems, Inc. ("DLB") in a transaction to be accounted for as a purchase as described in
Note 2 of Notes to Unaudited Pro Forma Combined Financial Statements. The unaudited pro forma combined balance sheet is based on the individual balance sheets of Premier and DLB and has been prepared to reflect the acquisition of DLB by Premier as of September 30, 1997. The unaudited pro forma combined statements of operations are based on the individual statements of operations of Premier and DLB and combine the results of operations of Premier and DLB as if the acquisition had occurred on December 31, 1995.

The unaudited pro forma combined financial statements have been prepared by management and should be read in conjunction with the historical financial statements of Premier (as included in the Company's S-1 registration statement filed with the Securities and Exchange Commission as part of its initial public offering on February 3, 1997 and the Company's quarterly report filed on Form 10-Q for the period ended September 30, 1997) and DLB (as included herewith). These statements are based on certain assumptions and preliminary estimates which are subject to change and do not purport to be indicative of the financial position or results of operations that might have occurred, nor are they indicative of future results.

               PREMIER RESEARCH WORLDWIDE, LTD. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1997
                                (in thousands)


                                 The                    Pro Forma      Combined
         ASSETS                Company        DLB      Adjustments     Pro Forma
                               -------      -------    -----------     ---------
                               (Note 1)     (Note 1)     (Note 3)

Current assets:
  Cash and cash equivalents    $16,248      $    87     $  (6,575)a    $   8,594
                                                           (1,166)b
  Marketable securities         15,722            -             -         15,722
  Accounts receivable, net       3,062          857             -          3,919
  Prepaid expenses and other       557           43             -            600
  Deferred income taxes            106            -             -            106
                               -------      -------     ---------      ---------
    Total current assets        35,695          987        (7,741)        28,941

Property and equipment, net      1,287          353             -          1,640
Investment in DLB, at cost       1,000            -        (1,000)c            -
Deferred income taxes and other  1,006           72         3,080 d        4,158
Goodwill                             -            -         2,843 e        2,843
                               -------      -------     ---------      ---------
                               $38,988      $ 1,412     $  (2,818)     $  37,582
                               =======      =======     =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current portion of
    long-term debt             $     -      $ 3,566     $  (2,400)f    $       -
                                                           (1,166)b
  Accounts payable                 558          718             -          1,276
  Accrued expenses and other       732          407             -          1,139
  Deferred revenues              1,779        1,689             -          3,468
  Accrued dividends                  -          475           (75)f          400
                               -------      -------     ---------      ---------
     Total current liabilities   3,069        6,855        (3,641)         6,283

Stockholders' equity (deficit)  35,919       (5,443)        5,443 f       31,299
                                                           (4,620)g
                               -------      -------     ---------      ---------
                               $38,988      $ 1,412     $  (2,818)     $  37,582
                               =======      =======     =========      =========

        The accompanying notes are an integral part of these statements.

               PREMIER RESEARCH WORLDWIDE, LTD. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                   (in thousands, except per share amounts)


                                 The                    Pro Forma     Combined
                               Company        DLB      Adjustments    Pro Forma
                               -------      -------    -----------    ---------
                               (Note 1)     (Note 1)     (Note 3)

Net revenues                   $ 9,559      $ 4,419     $       -     $  13,978
                               -------      -------     ---------     ---------
Costs and expenses:
  Direct costs                   4,668        1,167             -         5,835
  Selling, general and
    administrative               6,956        4,598             -        11,554
  Depreciation and
    amortization                   440          177           267 h         884
                               -------      -------     ---------     ---------
    Total costs and expenses    12,064        5,942           267        18,273
                               -------      -------     ---------     ---------

Loss from operations            (2,505)      (1,523)         (267)       (4,295)

Other (income) expense, net     (1,051)         251           328 i        (713)
                                                             (241)j
                               -------      -------     ---------     ---------

Loss before income taxes        (1,454)      (1,774)         (354)       (3,582)

Income tax benefit                 697            -           176 k       1,473
                               -------      -------     ---------     ---------
Net loss                       $  (757)     $(1,774)     $    422     $  (2,109)
                               =======      =======     =========     =========

Net loss per share             $ (0.11)                               $   (0.32)
                               =======                                =========

Weighted average number of
 common shares outstanding       6,632                                    6,632
                               =======                                =========


       The accompanying notes are an integral part of these statements.

               PREMIER RESEARCH WORLDWIDE, LTD. AND SUBSIDIARIES
             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                   (in thousands, except per share amounts)

                                                      The                       Pro Forma        Combined
                                                   Company           DLB        Adjustments      Pro Forma
                                                   --------        -------      -----------      ---------
                                                   (Note 1)       (Note 1)       (Note 3)
Net revenues                                       $ 15,283        $ 6,332      $        -       $ 21,615
                                                   --------        -------      ----------      ---------
Costs and expenses:
  Direct costs                                        6,285          2,410               -          8,695

  Selling, general and administrative                 6,783          6,666               -         13,449

  Depreciation and amortization                         704            199             355 h        1,258
                                                   --------        -------      ----------      ---------

         Total costs and expenses                    13,772          9,275             355         23,402
                                                   --------        -------      ----------      ---------

Income (loss) from operations                         1,511         (2,943)           (355)        (1,787)

Other (income) expense, net                             -              195             787 i          799
                                                                                      (183)j
                                                   --------        -------      ----------      ---------



Income (loss) before income taxes(1)                  1,511         (3,138)           (959)        (2,586)



Income tax provision (benefit)(1)                       633            -            (1,716)k       (1,083)
                                                   --------        -------      ----------      ---------

Net income (loss)(1)                               $    878        $(3,138)     $      757      $  (1,503)
                                                   ========        =======      ==========      =========

Net income (loss) per share(1)                     $   0.18                                     $   (0.30)
                                                   ========                                     =========

Weighted average number of
 common shares outstanding(1)                         5,003                                         5,003
                                                   ========                                     =========

(1) Reflects the conversion of the minority interest in the limited liability company into common stock of the Company as if it had converted as of January 1, 1996, instead of at the closing of the initial public offering. The minority interest in the loss of the limited liability company was $332,000 for the year ended December 31, 1996.

       The accompanying notes are an integral part of these statements.

               PREMIER RESEARCH WORLDWIDE, LTD. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.   HISTORICAL FINANCIAL STATEMENTS

The historical balances represent the financial position and results of operations for each company and were derived from the respective financial statements for the indicated periods.

The unaudited DLB balance sheet and statement of operations have been prepared on a basis consistent with the DLB audited financial statements included elsewhere in this filing. The unaudited Premier balance sheet and statement of operations have been prepared on a basis consistent with the Premier audited financial statements for the year ended December 31, 1996 included in the Company's S-1 registration statement filed with the Securities and Exchange Commission as part of its initial public offering on February 3, 1997. In the opinion of management, these historical financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition and results of operations for the periods presented.

2.   ACQUISITION OF DLB SYSTEMS, INC. ("DLB")

On October 14, 1997, Premier exercised an option to purchase the assets and ongoing business operations of DLB and DLB's wholly-owned subsidiary, Recalmon, Inc., a Delaware corporation ("Recalmon" together, with DLB, the "Sellers"). The purchase option was granted to Premier pursuant to the terms and provisions of a certain Preferred Stock Purchase Agreement dated as of June 30, 1997 between the Company and DLB (the "Stock Purchase Agreement"). Pursuant to the terms and provisions of the Stock Purchase Agreement, Premier acquired fourteen percent (14%) of the outstanding capital stock of DLB on June 30, 1997 for $1 million. Premier's ownership interest in DLB was canceled, without the payment of any form of consideration, as part of the asset purchase transaction.

The closing for the asset purchase transaction was held on October 28, 1997, with the acquisition being effective, for tax and accounting purposes, as of October 31, 1997. Under the terms of the Asset Purchase Agreement entered into between Premier and the Sellers, Premier purchased the Sellers' assets and ongoing business operations for $6,500,000 in cash, the payment of $1,166,000 in bank debt previously incurred by the Sellers, the cancellation of Premier's $1 million investment and the assumption of certain net liabilities of the Sellers totaling $1,802,000. The acquisition was recorded using the purchase method of accounting. The total purchase price of $10,543,000, including estimated transaction costs of $75,000, was allocated to the fair value of the assets acquired and liabilities assumed. The excess of purchase price over book value on the acquisition date was allocated based on an independent appraisal as follows: (1) $7,700,000 to acquired research and development, which has been charged to Premier's statement of operations as a non-recurring item during the Company's fourth quarter ended December 31, 1997; and (2) $2,843,000 to goodwill being amortized over eight years.

DLB designed, developed, licensed, supported, maintained and enhanced proprietary software products for international clinical trial research for the pharmaceutical, biotechnology and device industries. Recalmon owned all of the intellectual property rights utilized by DLB to conduct its business. The assets purchased by Premier include the Sellers' cash, accounts receivable, equipment, intellectual property rights (including all proprietary software products), customer contracts, trademarks and leasehold fixtures and improvements. Premier intends to utilize the assets which it has acquired from the Sellers to continue the business heretofore conducted by the Sellers.

3.   PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected as if the acquisition of DLB had occurred as of September 30, 1997 in the case of the unaudited pro forma combined balance sheet, or as of December 31, 1995 in the case of the unaudited pro forma combined statements of operations. The unaudited pro forma combined statements of operations do not include a one-time charge of $7,700,000 related to acquired research and development.

Pro Forma Combined Balance Sheet
--------------------------------

a) Reflects the payment of the cash portion of purchase price ($6,500,000) including estimated transaction costs of $75,000.

b) Reflects the payment of the assumed bank debt paid off at closing.

c) Elimination of the prior investment in DLB.

d) Reflects the deferred tax effect of the acquired research and development charge.

e) Portion of purchase price allocated to goodwill.

f) Reflects the application of purchase accounting, including the elimination of DLB's historical equity and certain liabilities not acquired.

g) Reflects the retained earnings effect for the charge to income related to acquired research and development, net of tax.

Pro Forma Combined Statements of Operations
-------------------------------------------

h) Amortization of goodwill on a straight-line basis over eight years.

i) Adjustment to reflect interest expense at 9% or reduced interest income at 5% related to the cash payment of the purchase price ($6,500,000), assumed bank debt paid off at closing ($1,166,000), Premier's investment in DLB ($1,000,000) and estimated transaction costs ($75,000).

j) Reflects the elimination of DLB interest expense as debt was repaid at closing.

k) Adjustment of income tax benefit for combined operating results.


4.   PRO FORMA NET LOSS PER SHARE

The shares used in computing pro forma net loss per share assumes the acquisition of DLB by Premier had occurred as of the beginning of each period presented. The loss per share calculations do not include the effect of outstanding stock options as their inclusion would be antidilutive.

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